Exhibit 3.23

1 New York State Department of State Division of Corporations, State Records and Uniform Commercial Code Please print this email for your records. Thank you for submitting your CERTIFICATE OF AMENDMENT through the Department of State's Online Filing System. The CERTIFICATE OF AMENDMENT has been filed by the Department of State. We have attached the official filing receipt and any related document(s) for the following entity: DOS ID: Entity Name: County: Filing Date: 2243131 MOBIQUITY TECHNOLOGIES, INC. NASSAU 11/27/2023 Statement Due: 03/31/2024 ☐ Retain this letter and attachment(s) for your records. The Department of State does not mail additional copies of the filing receipt or related attachment(s). ☐ Business Corporations are required to file a Biennial Statement with the Department of State. To receive an email notice when the Biennial Statement is due, provide an email address at the Department of State's Email Address Submission/Update Service . Resources ☐ Instructions for filing Certificates of Correction, Certificates of Amendment and other documents with the Department of State ☐ Corporation tax information Contact Information ☐ Department of State: Email the Division of Corporations at corporations@dos.ny.gov. ☐ Department of Taxation and Finance: Visit Contact us for self - help options and telephone numbers.

NEW YORK STATE DEPARTMENT OF STATE
DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE

FILING RECEIPT

ENTITY NAME :	MOBIQUITY TECHNOLOGIES, INC.
DOCUMENT TYPE :	CERTIFICATE OF AMENDMENT
ENTITY TYPE :	DOMESTIC BUSINESS CORPORATION
DOS ID :	2243131
FILE DATE :	11/27/2023
FILE NUMBER :	231127003496
TRANSACTION NUMBER :	202311270002018-2662574
EXISTENCE DATE :	03/26/1998
DURATION/DISSOLUTION :	PERPETUAL
COUNTY :	NASSAU
SERVICE OF PROCESS ADDRESS :	DEAN JULIA 35 TORRINGTON LANE, SHOREHAM, NY, 11786, USA
ELECTRONIC SERVICE OF PROCESS EMAIL ADDRESS :	N/A
FILER :	RUSKIN MOSCOU FALTISCHEK, PC 1425 RXR PLAZA, 15TH FLOOR, UNIONDALE, NY, 11556, USA
SERVICE COMPANY :	CORPORATION SERVICE COMPANY
SERVICE COMPANY ACCOUNT :	45
CUSTOMER REFERENCE :	124776 9AM

You may verify this document online at : http://ecorp.dos.ny.gov
AUTHENTICATION NUMBER : 100004724680

TOTAL FEES:	$220.00	TOTAL PAYMENTS RECEIVED:	$220.00
FILING FEE:	$60.00	CASH:	$0.00
CERTIFICATE OF STATUS:	$0.00	CHECK/MONEY ORDER:	$0.00
CERTIFIED COPY:	$10.00	CREDIT CARD:	$0.00
COPY REQUEST:	$0.00	DRAWDOWN ACCOUNT:	$220.00
EXPEDITED HANDLING:	$150.00	REFUND DUE:	$0.00

I hereby certify that the annexed copy for MOBIQUITY TECHNOLOGIES, INC., File Number 231127003496 has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original. STATE OF NEW YORK DEPARTMENT OF STATE WITNESS my hand and official seal of the Department of State, at the City of Albany, on November 27 , 2023 . Brendan C. Hughes Executive Deputy Secretary of State Authentication Number: 100004724682 To Verify the authenticity of this document you may access the Division of Corporation's Document Authentication Website at http://ecorp.dos.ny.gov

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131

Filed with the NYS Department of State on 11/27/2023 Filing Number: 231127003496 DOS ID: 2243131